UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2010
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 309-8504
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2010, the Compensation Committee of the Board of Directors of Human Genome Sciences, Inc. (the “Company”) approved resolutions establishing the base salary of each of H. Thomas Watkins, the Company’s President and Chief Executive Officer; Barry A. Labinger, the Company’s Executive Vice President, Chief Commercial Officer and interim Chief Financial Officer; Dr. David C. Stump, the Company’s Executive Vice President, Drug Development; and Dr. James H. Davis, the Company’s Executive Vice President and General Counsel. Effective February 16, 2010, Mr. Watkins’ base salary has been set at $720,000 per year, Mr. Labinger’s base salary has been set at $490,000 per year, Dr. Stump’s base salary has been set at $495,000 per year and Dr. Davis’ base salary has been set at $455,000 per year. In addition, the Compensation Committee awarded Mr. Watkins a bonus of $1,050,000, Mr. Labinger a bonus of $430,000, Dr. Stump a bonus of $650,000 and Dr. Davis a bonus of $450,000.
On March 2, 2010, in connection with the previously announced resignation of Timothy C. Barabe as the Company’s Chief Financial Officer, the Company entered into a separation agreement with Mr. Barabe (the “Separation Agreement”). The Separation Agreement provides that Mr. Barabe will be paid his base salary of $364,000, with half of this amount being paid on October 1, 2010 and the balance paid in equal installments over the following six months. In addition, on October 1, 2010, Mr. Barabe will receive a lump sum bonus amount of $75,000 for 2010, which is a pro-rata bonus payment measured by his period of employment during 2010 and the amount of bonus earned for 2009. Mr. Barabe’s bonus for 2009 was $300,000. Mr. Barabe’s right to exercise any of his outstanding stock options, to the extent vested as of March 31, 2010 will continue until the earlier of the original expiration date of the applicable option agreement or March 31, 2011. The Separation Agreement also contains mutual releases and confidentiality provisions.
The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Separation Agreement dated March 2, 2010 by and between Timothy C. Barabe and Human Genome Sciences, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
By:	/s/ James H. Davis, Ph.D.
	Name:	James H. Davis, Ph.D.
	Title:	Executive Vice President, General Counsel and Secretary
Date: March 3, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Separation Agreement dated March 2, 2010 by and between Timothy C. Barabe and Human Genome Sciences, Inc.